Exhibit 99.1

Numerex Corp. Contact: Alan Catherall 770 485-2527 Investor Relations Contact: Seth Potter 646 277-1230
Press Release
For Immediate Release
Numerex Partners in a Public-Private Consortium to Expand Colorado’s High-Speed
Broadband Educational Access Network
Project also includes enhanced services for healthcare, public safety and community institutions
ATLANTA, Ga.—September 16, 2010—Numerex Corp. (NASDAQ: NMRX), a leading single source provider of secure machine-to-machine (M2M) products and services, today announced that its BNI Solutions subsidiary has been identified as a project partner for the creation of an affordable broadband network across Colorado that will allow underserved schools, libraries, colleges and communities to have access to high-speed Internet.
The project, announced by Governor Bill Ritter on September 13th, 2010, will be led by Colorado’s Educational Access Gateway Learning Environment Network (EAGLE-Net), which is sponsored by the state’s Centennial Board of Cooperative Educational Services (CBOCES). EAGLE-Net is a fully cooperative and secure high-speed network providing educational benefits and services to connected school districts, libraries and community anchor institutions across Colorado. According to plans, the project will add more than 1,600 miles of terrestrial fiber and 3,000 miles of microwave wireless broadband expanding services across each of Colorado’s 64 counties.
“We are pleased to be a member of a distinguished group of companies whose goal is to offer easily-accessible and affordable broadband service in Colorado, with a particular focus on rural and underserved school districts. Our overall emphasis on reliability, security and trust should serve well areas such as education, healthcare delivery, and public safety,” said Louis Fienberg Numerex’s EVP of Corporate Development and the lead executive for BNI Solutions and its EAGLE-Net project initiative.
As underlined by Governor Ritter, the project has the potential to provide a modern, 21st century link for every school, library and community that has been underserved in the state because of rural location and challenging geography.
“Numerex is honored and privileged to be associated with such a wonderful program that will put critical informational and educational tools at the immediate disposal of hundreds of Colorado communities. We view this public-private initiative as an important milestone and a tremendous opportunity for Numerex to serve a very worthy cause,” said Stratton J. Nicolaides, Chairman and CEO of Numerex.
About Numerex
Numerex Corp (NASDAQ: NMRX) is the single source machine-to-machine (M2M) product and service provider to some of the world’s largest organizations delivering the foundational components of device, network, and application, used by its customers in the development of their M2M solutions. Customers typically subscribe to Numerex network and application services that are delivered through its hosted platforms. The Company’s offerings and expertise enable its customers to efficiently build reliable and secure solutions that are used to monitor and manage assets remotely whenever and wherever needed, while simplifying and speeding up development and deployment through streamlined business processes and comprehensive integration services. Numerex DNA® offerings include hardware Devices, Network services, and software Applications that are delivered through its Numerex FAST™ (Foundation Application Software Technology) platform. Numerex is ISO 27001 information security certified. “Machines Trust Us®” represents the Company’s focus on M2M data security, service reliability, and round-the-clock support of its customers’ M2M solutions. For additional information, please visit www.numerex.com.

Governor Ritter’s announcement can be found at: Colorado Secures Broadband Grant.
Statements contained in this press release concerning Numerex that are not historical fact are “forward-looking” statements and involve important risks and uncertainties. Such risks and uncertainties, which are detailed in Numerex’s filings with the Securities and Exchange Commission, could cause Numerex’s results to differ materially from current expectations as expressed in this press release. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements.
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